UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MiNK Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MINK THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 18, 2025

Time	9:30 A.M., Eastern Time

Webcast Address	Live audio web conference at www.virtualshareholdermeeting.com/INKT2025

Proposals	1. To elect Jennifer Buell and Ulf Wiinberg as Class I directors, each for a term of three years expiring at the 2028 Annual Meeting of Stockholders.

2. To approve the option exchange proposal.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

4. To consider any other business as may properly come before the 2025 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 24, 2025.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2025 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 149 Fifth Avenue, Suite 500, New York, New York 10010.

It is important that your shares be represented at the 2025 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting virtually, please complete your proxy and return it to us. If you attend the 2025 Annual Meeting of Stockholders virtually and wish to vote at the meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Jennifer Buell, Ph.D., President and Chief Executive Officer

April 30 , 2025

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING	2
VOTING PROCEDURES	2
PROPOSAL 1—TO ELECT JENNIFER BUELL AND ULF WIINBERG AS CLASS I DIRECTORS, FOR A TERM OF THREE YEARS EXPIRING AT THE 2028 ANNUAL MEETING OF STOCKHOLDERS	6
OUR CORPORATE GOVERNANCE	10
EXECUTIVE COMPENSATION	14
DIRECTOR COMPENSATION	22
OWNERSHIP OF OUR COMMON STOCK	23
DELINQUENT SECTION 16(a) REPORTS	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
PROPOSAL 2—TO APPROVE THE OPTION EXCHANGE PROPOSAL	26
PROPOSAL 3—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	33
REPORT OF THE AUDIT COMMITTEE	34
ADDITIONAL INFORMATION	35

MiNK Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Telephone: (212) 994-8250

PROXY STATEMENT

April 30, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders of MiNK Therapeutics, Inc. (the “Annual Meeting”), including any postponements or adjournments of the meeting. The Annual Meeting will be held virtually by live audio web conference at www.virtualshareholdermeeting.com/INKT2025 on June 18, 2025 at 9:30 A.M., Eastern Time.

In this proxy statement, we refer to MiNK Therapeutics, Inc. as “MiNK,” “us,” “we” or the “Company.”

Except as otherwise indicated, information in this proxy statement reflects the one-for-ten reverse stock split of our common stock effected on January 28, 2025.

This proxy statement and solicitation is being made on behalf of the Board of Directors of MiNK.

In accordance with the “notice and access” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, on or about April 30, 2025 we will send a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2024 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2024 and a form of proxy) on or about April 30, 2025.

Our Annual Report on Form 10-K for the year ended December 31, 2024 is also available on our corporate website at https://investor.minktherapeutics.com/financial-information/sec-filings and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, MiNK Therapeutics Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010. No material on our website is part of this proxy statement.

GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING

Why a virtual meeting?	We have designed the virtual format for ease of stockholder access and participation. Stockholders may vote and submit questions online during the meeting by following the instructions below.

Who can attend the 2025 Annual Meeting?	Any Company stockholder as of the close of business on the record date (April 24, 2025) may attend the 2025 Annual Meeting.

How do I attend the 2025 Annual Meeting?

Our Annual Meeting will begin promptly at 9:30 A.M. Eastern Time in a virtual meeting format at www.virtualshareholdermeeting.com/INKT2025. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or by attending the 2025 Annual Meeting virtually. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or virtually at the 2025 Annual Meeting, you do not need to return your proxy card.

Who can vote?

Each share of our common stock that you owned as of the close of business on April 24, 2025 (the “record date”) entitles you to one vote on each matter to be voted upon at the 2025 Annual Meeting. On the record date, there were 3,966,392 shares of MiNK common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of MiNK.

name and holding shares in “street name”?	If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

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Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 17, 2025. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 14, 2025.

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By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 17, 2025. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 14, 2025.

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By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card delivered by mail must be received on or prior to June 17, 2025. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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At the 2025 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/INKT2025 during the 2025 Annual Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the 2025 Annual Meeting website.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2025 Annual Meeting. To do this, you must do one of the following:

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Vote over the internet as instructed above. Only your latest internet vote is counted.

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Vote by telephone as instructed above. Only your latest telephonic vote is counted.

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Sign a new proxy card and submit it as instructed above.

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Attend the 2025 Annual Meeting and virtually vote at the meeting.

Attending the meeting will not revoke your proxy unless you specifically request it. Please refer to the instructions on page 1 for information on how to attend our 2025 Annual Meeting. You may vote during the meeting by following the instructions available on the meeting website.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote at the 2025 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote via the web portal at the 2025 Annual Meeting.

If your shares are held in “street name,” your broker, bank, or nominee, under certain circumstances, may vote your shares for you if you do not return your proxy. A broker, bank, or nominee has authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your broker, bank, or nominee to vote your shares, it may either vote your shares on routine matters, or leave your shares unvoted. Proposal 3 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your broker, bank, or nominee by giving them your proxy. This ensures your shares will be voted at the 2025 Annual Meeting according to your instructions. You should receive directions from your broker, bank, or nominee about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?

It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2025 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2025 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, the 2025 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect Jennifer Buell and Ulf Wiinberg as Class I directors, for a term of three years expiring at the 2028 Annual Meeting of Stockholders.

The nominees for director receiving the highest number of votes FOR election will be elected as a director. This is called a plurality. You may vote FOR the nominees or WITHHOLD your vote from one or more of the nominees. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes” (when a broker does not have authority to vote on the proposal in question). “Broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve the option exchange.

To approve Proposal 2, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 2. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2, and will have no effect on the vote.

Proposal 3—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

To approve Proposal 3, a majority of the votes cast by stockholders present in person or represented by proxy at the 2025 Annual Meeting and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 3. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

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FOR Proposal 1—To elect the nominated Class I directors, for a term of three years expiring at the 2028 Annual Meeting of Stockholders.

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FOR Proposal 2—To approve the option exchange.

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FOR Proposal 3—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Are there other matters to be voted on at the 2025 Annual Meeting?

We do not know of any other matters that may come before the 2025 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card should vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2025 Annual Meeting?	We will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the 2025 Annual Meeting.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available on our website at https://investor.minktherapeutics.com/financial-information/sec-filings. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class I directors. The nominees currently serve as Class I directors.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently consists of seven members. Two members are Class I directors, with terms expiring at the 2025 Annual Meeting of Stockholders. Three members are Class II directors, with terms expiring at the 2026 Annual Meeting of Stockholders. Two members are Class III directors, with terms expiring at the 2027 Annual Meeting of Stockholders. The Board has nominated Jennifer Buell, and Ulf Wiinberg who are current Class I directors, for re-election to a term expiring at the 2028 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your votes are requested in favor of Jennifer Buell and Ulf Wiinberg, the nominees listed below, as Class I directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominee for director.

Below are the names and certain information about each member of the Board, including the nominees for election as Class I directors:

CLASS I DIRECTORS – TERMS TO EXPIRE IN 2025

Jennifer Buell, Ph.D.

Age: 51

Co-Founder, Chief Executive Officer and President of MiNK Therapeutics, Inc.

Director since 2021

Dr. Buell has served as our President and Chief Executive Officer since February 2021. She brings more than 25 years of biopharmaceutical experience, leading teams to advance discovery candidates through to clinical development and commercialization. Dr. Buell was previously Chief Operating Officer at Agenus from 2018 to December 2021, became the President at Agenus in December 2019 until December 2021, provided consulting services to Agenus from January 2022 until December 2022, and since January 2023 has held the position of Chairman of the Executive Counsel at Agenus. Since July 2020, Dr. Buell has served as a director of Protagenic Therapeutics, Inc. Dr. Buell has more than 25 years of biopharmaceutical R&D experience. From November 2013 to July 2016, Dr. Buell was Vice President, Research and Development Operations and Program Management at Agenus, expanding her role to include external affairs from July 2016 to November 2017, and from November 2017 to November 2018, she served as the Chief Communications and External Affairs Officer of Agenus. Prior to Agenus, Dr. Buell held leadership positions in R&D operations at Bristol-Myers Squibb and Harvard Clinical Research Institute (Baim), where she was involved in the development strategy and operations for a portfolio of industry and government-sponsored clinical programs. She obtained her Ph.D. in Cellular, Biochemical from Tufts University.

Ulf Wiinberg

Age: 66

Director since 2017

(a) Compensation Committee (Chair)

Mr. Wiinberg has almost 20 years of senior leadership experience, most recently serving as Chief Executive Officer of X+Vax Technology A.S., a biotech company committed to developing vaccines against pathogens acquired by mucosal infection such as herpes. Mr. Wiinberg previously served as Chief Executive Officer of H. Lundbeck A/S (“Lundbeck”) from June 2008 to December 2014. Lundbeck is a global pharmaceutical company developing and marketing treatments for psychiatric and neurological disorders. He previously served on the boards of several health care industry associations and held multiple executive roles at Wyeth, one of the world’s largest research- driven pharmaceutical companies, when was acquired by Pfizer in 2009. He served as President of Wyeth Europe, Africa and Middle East; President of Consumer Healthcare; Managing Director of Wyeth UK, and in various commercial positions. Mr. Wiinberg currently serves on the boards of UCB SA, a global biopharmaceutical company based in Belgium, Hansa Medical AB (Chairman), a Swedish biopharmaceutical company, Alfa Laval AB, a Swedish industrial company, and Agenus. Mr.

Wiinberg brings to our Board years of experience in the biotechnology, pharmaceutical and healthcare industries internationally as well as extensive corporate governance experience.

CLASS II DIRECTORS – TERMS TO EXPIRE IN 2026

Garo H. Armen, Ph.D.

Age: 72

Co-Founder and Chairman of MiNK Therapeutics, Inc.

Director since 2017

Dr. Armen has served as the Chairman of our Board since July 2017. Dr. Armen also serves as Chairman and Chief Executive Officer of Agenus Inc. ("Agenus"), which he co-founded in 1994. Dr. Armen previously served as President of Agenus from the company’s founding until December 2019. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc which he helped restructure. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a publicly held biotechnology company. Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia. He holds a Ph.D. degree in physical organic chemistry from the City University of New York. We believe Dr. Armen is qualified to serve as a member of our board of directors due to his extensive experience in the life sciences industry, including serving as an executive.

Barbara Ryan

Age: 65

Chief Executive Officer of

Barbara Ryan Advisors

Director since 2021

(a) Audit Committee (Chair)

(b) Compensation Committee

Ms. Ryan is the CEO of Barbara Ryan Advisors, and a Senior Advisor at EY. Previously, Ms. Ryan was a Wall Street research analyst; a Managing Director and Head of Pharmaceutical Research at Deutsche Bank; and began her career covering the pharmaceutical industry at Bear Stearns in 1982. She has been the lead analyst on high-profile IPOs, including Express Scripts, PSSI, Henry Schein, and Flamel Technologies, and, as a consultant, has provided strategic counsel and tactical support deals, including Shire/Abbvie, Shire/Baxalta, and Allergan/Valeant. Ms. Ryan has raised over $1.5 B for emerging biopharma companies in IPOs, follow-ons, PIPEs and convertible debt transactions. She has led the IR/PR programs, or served as senior strategic investor relations counsel, to firms including Shire, Cardinal Health, Zoetis, Agenus, Radius Health, Eloxx, Rafael Holdings, Centrexion, Esperion, ContraFect, Relypsa, Syndax, Allergan, and Perrigo. In 2012, Ms. Ryan formed Barbara Ryan Advisors, a life sciences capital markets strategic advisory firm, and joined FTI Consulting as Managing Director. Her clients include Agenus Inc. Ms. Ryan is the Founder of Fabulous Pharma Females, a non-profit dedicated to advancing and mentoring women in biopharma. Ms. Ryan is currently a member of the Red Door Community NYC Board of Directors, serves on several Advisory Boards, and writes a monthly Finance Column for Pharma Executive Magazine. Ms. Ryan serves of the boards of INVO BioScience, Inc. and Indivior Inc. We believe Ms. Ryan is qualified to serve as a member of the board of directors due to her extensive experience as an executive and consultant in the life science industry and research analyst covering the pharmaceutical industry.

Robert Kadlec

Age: 67

Director since 2024

(a) Corporate Governance and Nominating Committee

Dr. Kadlec recently served as the U.S. Senate-confirmed Assistant Secretary for Preparedness and Response (ASPR) at the U.S. Department of Health and Human Services (HHS) where he led interagency responses to public health emergencies and natural disasters. During the COVID-19 pandemic, Dr. Kadlec co-conceived and initiated the vaccine program known as Operation Warp Speed and directed the pandemic response on behalf of HHS. A retired career Air Force officer and physician, he earlier served senior roles in the White House, U.S. Senate, and Department of Defense. His prior roles as Deputy Staff Director for the Senate Select Committee on Intelligence and his work on the Pandemic and All-Hazards Preparedness Act and PREVENT Pandemics Act exemplify his commitment to advancing U.S. health security. Dr. Kadlec previously directed the biodefense strategy at the White House, leading initiatives that shaped national policy for public health emergencies. Dr. Kadlec holds a bachelor's degree from the

United States Air Force Academy, a Doctor of Medicine and a master's degree in tropical medicine and hygiene from the Uniformed Services University of the Health Sciences, as well as a master's degree in national security studies from Georgetown University.

CLASS III DIRECTORS—TERM TO EXPIRE IN 2027

Peter Behner

Age: 61

Director since 2021

(a) Audit Committee

(b) Corporate Governance and Nominating Committee

Mr. Behner held equity partnership positions for 18 years at a number of global strategy and management consulting firms prior to retiring from full time employment in September 2021. Since July 2020, Mr. Behner has served as Global Health Sciences & Wellness Strategy and Transactions Leader at Ernst & Young. Mr. Behner joined Ernst & Young in September 2018 as the Global Transaction Services Leader for the Pharmaceutical and Life Sciences Industries. From 2013 to June 2018 Mr. Behner was European Head of Health Industries and Consulting Leader for the Pharma & Life Sciences Industries for the EMEA region for Strategy&, a PricewaterhouseCoopers (“PwC”) company. From 2005 until its 2013 acquisition by PwC, Mr. Behner was an equity partner at Booz & Company (“BC”), together with Booz Allen Hamilton (“BAH”) prior to BC’s spin-out from BAH. From 2003 to 2005 Mr. Behner was a partner at A.T. Kearney in its German Division, and from 2004 to 2005 he was Head of A.T. Kearney’s European Pharmaceutical and Life Science Industry group. Additionally, between April 2015 until August of 2021, Mr. Behner served as a Principal of Rottendorf GmbH, a German-based global pharmaceutical contract development and manufacturing company. Mr. Behner currently works part-time as a non-equity based Operating Partner at Armira Partners GmbH, a German private equity firm as Managing Director of BEMA1 GmbH, a Germany-based real estate investment firm. He holds a combined BE & ME degree in Mechanical Engineering for RWTH Aachen University in Germany. We believe Mr. Behner is qualified to serve as a member of our board of directors due to his extensive experience as a consultant in the life science and pharmaceuticals industry.

Brian Corvese

Age: 67

President and Founder of Vencor Capital

Director since 2017

(a) Audit Committee

(b) Compensation Committee Chair

(c) Corporate Governance and Nominating Committee

Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. In addition to serving on the Board of MiNK, Mr. Corvese currently serves on the Board of Directors of Agenus , the National Telecommunications Corporation, based in Cairo, Egypt, and Protagenic Therapeutics based in Ontario, Canada. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Vote Required

The nominee for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” “Broker non-votes” are not counted for purposes of electing directors. You may vote FOR each of the nominees, WITHHOLD your vote from each of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR the nominees for Director.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards may facilitate business success and the ability to create value for our stockholders. The Board is committed to seeking to implement high governance standards and to working towards improvement. We regularly review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business and its progress with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk and opportunities to mitigate such risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit Committee receive periodic updates from senior management outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage properly calibrated risk-taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Dr. Garo H. Armen, our Chairman, introduces each new Board member to our Corporate Governance policies and their responsibilities to the Company as a director.

Board Meetings and Attendance

In 2024, the Board met 4 times and acted by written consent 5 times. During 2024, all of our directors attended all meetings of the Board. All directors attended all meetings of committees of the Board on which the director served. We expect all of our Board members to attend the 2025 Annual Meeting.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance Issues (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Governance Guidelines from time to time, as needed, and at least once annually. Our Governance Guidelines are posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. The Chairman surveys the Board members to assess the effectiveness of the Board and its committees on an annual basis. Using these surveys, the Chairman assesses the Board’s performance, and reports his conclusions to the full Board. The assessment evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to MiNK. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics and Securities Trading Policy

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2021, and the Code of Ethics was updated in 2023. The Code of Ethics applies to all members of the Board and all employees of MiNK, including our Chief

Executive Officer and Principal Financial and Accounting Officer. In addition, MiNK has a Securities Trading Policy, which was updated and reviewed and approved by the Board in March 2023. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of MiNK from buying or selling our securities while in possession of material, non-public information about the Company. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report. Our Code of Ethics and Securities Trading Policy is posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing rules concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free printed copy of our Code of Ethics by writing to Investor Relations, MiNK Therapeutics Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

Leadership Structure of the Board

We believe a board should be small enough to permit thorough discussion of issues, but large enough to provide a mix of perspectives, maintain needed expertise and independence and satisfy the duties and responsibilities of the board.

Dr. Armen, a founder of the Company, serves as the Chairman of the Board. We believe that Dr. Armen is best situated to serve as Chairman because he is capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development.

The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while Dr. Armen, as Chairman, and Dr. Buell, our Chief Executive Officer bring Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•
executive sessions of the independent directors held periodically; and
•
an annual performance evaluation of the Chairman and Chief Executive Officer by the independent directors.

Independence of Directors

Our Governance Guidelines and Nasdaq listing rules provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account Nasdaq listing rules, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Behner, Mr. Corvese, Dr. Kadlec, Ms. Ryan and Mr. Wiinberg are currently independent directors. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present after regularly scheduled Board meetings.

Committees of the Board

The Board currently has three standing committees: the Audit and Finance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In March 2023, the Board created the Affiliate Transactions Committee to address certain matters that may arise between MiNK and Agenus, Inc. The Affiliate Transactions Committee will meet on an ad hoc basis at the request of the Board. The Board may appoint additional committees to address specific matters on a standing or ad hoc basis.

Audit and Finance Committee

Members:

Barbara Ryan, Chair

Peter Behner

Brian Corvese

Meetings in 2024: 4

Action by written consent in 2024: 0

The Audit Committee consists entirely of independent directors within the meaning of the Nasdaq listing rules and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Throughout 2024, Mr. Behner, Mr. Corvese and Ms. Ryan (Chair) were members of the Audit Committee. The Board determined that Ms. Ryan qualifies as an audit committee financial expert. The Audit Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually. The committee conducts a meeting each quarter to review our consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit Committee charter is posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement. Please also see the Report of the Audit Committee on page 34.

Compensation Committee

Members:

Brian Corvese, Chair

Barbara Ryan

Ulf Wiinberg

Meetings in 2024: 1

Action by written consent in 2024: 2

The Compensation Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. Throughout 2024, Mr. Corvese (Chair), Ms. Ryan and Mr. Wiinberg were members of the Compensation Committee. The committee’s primary purpose is to approve, administer and interpret our executive, key employee and director compensation and benefit policies. The committee reviews, determines and approves the compensation of the Chief Executive Officer, all other executive officers and certain other key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee makes recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans and administers existing incentive compensation and equity-based plans.

The Compensation Committee considers data from other companies for compensation comparison purposes and may retain an outside compensation consultant to evaluate our executive and board compensation programs and to provide market reference information relating to executive and board compensation. The committee has the authority to retain legal, accounting, or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement.

Corporate Governance and Nominating Committee

Members:

Peter Behner, Chair

Brian Corvese

Robert Kadlec

Meetings in 2024: 1

Action by written consent in 2024: 1

During 2024, the Corporate Governance and Nominating Committee consisted of Mr. Behner (Chair), Mr. Corvese, Dr. Kadlec, replaced Mr. Wiinberg on the committee upon his appointment to the Board. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, issues of corporate public responsibility, and overseeing the Company’s management succession planning process. It periodically evaluates the composition of the Board, the contributions of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of MiNK. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but does not have any fixed criteria for candidates it recommends because the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that it intends to evaluate each candidate for whom appropriate biographical information and background material is provided in a timely manner. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been generally identified primarily through referrals and the expansive and diverse network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. To submit a recommendation for a nomination, a stockholder may write to MiNK Therapeutics Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010, Attention: Secretary.

In addition, our bylaws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this bylaw provision, see Additional Information on page 35 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), MiNK Therapeutics Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010., Attn: Secretary. You should indicate on your correspondence that you are a MiNK stockholder. Communications will be distributed to the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Board. Inquiries regarding accounting, internal controls over financial reporting, or auditing matters will be forwarded to the Chair of the Audit Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2024 were Mr. Corvese (Chair), Ms. Ryan, and Mr. Wiinberg. No member of the Compensation Committee was at any time during 2024, or formerly, an officer or employee of MiNK. No executive officer of MiNK has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of MiNK or member of the Compensation Committee.

Our Executive Officers

Jennifer S. Buell, Ph.D., 51, has served as our President and Chief Executive Officer since February 2021 and is a co-founder of MiNK. She brings more than 25 years of biopharmaceutical experience, leading teams to advance discovery candidates through to clinical development to commercialization. Additional biographical information about Dr. Buell is set forth on page 7 above.

Christine M. Klaskin, 59, has served as our Treasurer since July 2017. Since October 2006, Ms. Klaskin has also served as Vice President, Finance of Agenus. Since joining Agenus in 1996 as finance manager, Ms. Klaskin has held various positions within Agenus’ finance department. Prior to joining Agenus, Ms. Klaskin was employed by Arthur Andersen as an audit manager. Ms. Klaskin received her Bachelor of Accountancy from The George Washington University.

Under our bylaws, all of our executive officers are elected to their offices on an annual basis until the first meeting of our Board of Directors following our annual stockholder meeting. No family relationships exist among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Introduction

Our executive compensation program is designed to attract and retain the highest caliber talent, reward strong performance and align incentives with the creation of long-term stockholder value, taking into consideration the Company’s resource constraints.

The following tables and discussion describe the material elements of the compensation awarded to, earned by, or paid to our named executive officers by us under our compensation and benefit plans and programs or, for Ms. Klaskin, by Agenus in respect of her service to us, in each case, for the fiscal year ended December 31, 2024. For 2024, our named executive officers are Jennifer S. Buell, Ph.D., our President and Chief Executive Officer, Marc van Dijk, Ph.D., a strategic consultant to us and Scientific Advisory Board Member and our former Chief Scientific Officer, and Christine M. Klaskin, our Treasurer, who also serves as Vice President, Finance, of Agenus. These individuals are referred to collectively in this proxy statement as our “named executive officers.” Amounts in the tables below do not include any amounts awarded to, earned by, or paid to our named executive officers by Agenus in respect of their employment with or services provided to Agenus.

With respect to the compensation of our named executive officers other than Ms. Klaskin, our Compensation Committee was responsible for determining the compensation of such executive officers during fiscal year 2024. With respect to Ms. Klaskin, who was also an officer of Agenus during 2024, Agenus and the compensation committee of Agenus were responsible for determining her compensation. Our President and Chief Executive Officer also made recommendations with respect to the compensation of her direct reports for fiscal year 2024.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	All Other Compensation ($)(8)	Total ($)
Jennifer S. Buell, Ph.D.(1)	2024	448,000	-	-	345,000	5,686	798,686
President and Chief Executive Officer	2023	451,048	460,000	1,005,694	885,000	5,697	2,807,439
Marc van Dijk, Ph.D. (2)	2024	341,796	-	-	10,350	50,333	402,479
Strategic Consultant and Scientific Advisory Board Member; Former Chief Scientific Officer	2023	333,989	119,070	39,926	26,550	49,294	568,829
Christine M. Klaskin (3)	2024	29,822	-	-	-	-	29,822
Treasurer	2023	29,624	-	-	-	-	29,624

(1)
Dr. Buell also serves as Chairman of Agenus' Executive Council.
(2)
Dr. van Dijk was appointed as our Chief Scientific Officer effective March 2, 2022 and resigned from such position effective November 15, 2024. Dr. van Dijk continues to serve as a strategic consultant to us and a member of our Scientific Advisory Board. Compensation amounts for Dr. van Dijk were paid in British pounds and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per British pound exchange rates used for such conversions were 1.28 and 1.24 for 2024 and 2023, respectively.
(3)
Ms. Klaskin is also Vice President, Finance of Agenus.
(4)
The amounts reported in this column for Ms. Klaskin reflect the portion of compensation from Agenus that was allocated to the services Ms. Klaskin provided to the Company for the applicable fiscal year. Ms. Klaskin does not receive any compensation directly from the Company for her services to the Company.
(5)
The amounts reported reflect annual incentive bonuses for the applicable year. Our Compensation Committee has postponed the review of annual incentive bonuses for 2024, and we have not yet determined the annual incentive bonuses, if any, that will be payable to our named executive officers. We expect that bonus amounts for 2024 will be determined in June 2025. For 2023, the amounts reported reflect the amount of the annual incentive bonus that would have been paid in cash, absent the Board's decision to issue payment in the form of options to purchase Company stock with the number of shares underlying such option determined by dividing 125% of the amount of the annual incentive bonus reported in the table by the closing price of our stock on the grant date ($8.70 per share, which was the closing price of our stock on January 16, 2024), which resulted in Drs. Buell and van Dijk being granted 66,091 and 17,107 options, respectively. As of the award date, the values of such grants, calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures, were $456,034 and $118,044 for Drs. Buell and van Dijk, respectively. The grant date fair value of these incremental options is not included in the option awards column for 2023 because the options were granted in 2024. The grant date fair value of these options is also not included in the option awards column for 2024 because the grant date fair value of the option award was less than the amount of the annual incentive bonus reported in the table for the named executive officer. For Dr. van Dijk, the 2023 annual bonus amount has been revised form the amount reported in last year's proxy statement to reflect his correct 2023 annual bonus amount, which was inadvertently mis-reported in last year's proxy statement due to the misapplication of the exchange rate conversion from British pounds. On January 9, 2023, Drs. Buell and van Dijk were granted shares of Company stock in respect of their 2022 annual incentive bonus having a value on the date of grant equal to 150% of the amount of the annual incentive bonus that was included in the Summary Compensation Table for 2022, based on the closing price of Company stock of $23.20 on the date of grant, which resulted in Drs. Buell and van Dijk being granted 24,784 and 5,162, respectively, shares of fully vested Company stock. The grant date fair value of the incremental shares was not included in the stock awards column for 2022 because the shares were granted in 2023. As such, the grant date fair value of these incremental shares is included in the stock awards column for 2023. All share prices and share numbers in this footnote 5 have been adjusted to give effect to the one-for-ten reverse stock split.
(6)
The amounts reported in this column for 2023 include (i) the incremental fair value of the shares granted to Drs. Buell ($191,666) and van Dijk ($39,926) in lieu of 2022 bonus awards discussed in footnote 5 above, and (ii) the grant date fair value of a restricted stock unit (“RSU”) award granted to Dr. Buell in 2023 ($814,028). In each case, the fair value was determined in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. The grant date fair value was calculated by multiplying the number of incremental shares of our common stock or the number of RSUs, as applicable, subject to the award by the closing price of a share of common stock on the grant date.
(7)
The amounts reported in this column reflect the aggregate grant date fair value of options to purchase our common stock granted to Drs. Buell and van Dijk, computed in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. For 2024, the amount reported in this column for Dr. van Dijk also includes the incremental fair value of the option granted in lieu of his 2023 bonus award discussed in footnote 5 above, determined in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. The assumptions used to value our options for this purpose are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2024.
(8)
The table below shows the components of “All Other Compensation” received by our named executive officers in 2024:

Named Executive Officer	401(k) Match ($)	Pension Contribution ($)	Housing and Travel Allowance ($)	Total ($)
Dr. Buell	5,686	-	-	5,686
Dr. van Dijk	-	27,344	22,989	50,333

Narrative Disclosure to Summary Compensation Table

Base Salary

We are party to an employment agreement with Dr. Buell and, prior to his resignation in November 2024, we were party to an employment agreement with Dr. van Dijk. The employment agreement with each of Drs. Buell and van Dijk, described below, establishes (or established) an initial annual base salary for the respective named executive officer, which has subsequently been increased for each named executive officer. For 2024, the base salary for each of Drs. Buell and van Dijk was $448,000 and £270,000, respectively. For 2024, we did not pay any salary or annual bonus payments to Ms. Klaskin. However, a portion of the base salary paid to Ms. Klaskin by Agenus was allocated to her services to us, as is reflected in the Summary Compensation Table above.

Annual Bonuses

With respect to fiscal year 2024, Dr. Buell was eligible to receive an annual bonus, with the target amount of such bonus initially set forth in her employment agreement with us, described below. For fiscal year 2024, the target bonus amount, expressed as a percentage of base salary, for Dr. Buell was 50%. Given the financial position of the Company at the end of 2024, the Compensation Committee decided to postpone its review of the annual bonus payout for fiscal year 2024 for Dr. Buell until June 2025, and no such annual bonus determination has been made. Dr. van Dijk was not eligible for a bonus with respect to fiscal year 2024 due to his termination of employment during such year. In 2024, the corporate goals and objectives included:

• Deliver clinical readouts from Phase 2 trials of INKT cells ± BOT/BAL in gastric cancer and INKT cells in ARDS, supporting late-stage development and regulatory engagement;

• Extend cash runway for 24+ months by securing capital through partnerships, licensing, and sponsored programs to avoid shareholder dilution;

• Scale a proprietary, GMP-compliant iNKT manufacturing platform with biologics-like efficiency, enabling both internal programs and potential out-licensing opportunities;

• Advance next-generation iNKT-based combinations and engagers through internal research and strategic academic and industry partnerships; and

• Elevate scientific and investor engagement through high-impact publications, medical congress presentations, and earned media visibility.

Ms. Klaskin was not eligible to receive an annual bonus in respect of her service to the Company for fiscal year 2024.

Agreements with Our Named Executive Officers

Dr. Buell is and, prior to his resignation in November 2024, Dr. van Dijk was, party to an employment agreement with us or one of our subsidiaries that sets, or did set, forth the terms and conditions of his or her employment. The agreements with Drs. Buell and van Dijk were entered into and effective in 2022. The material terms of the agreements are described below. The terms “cause,” “good reason,” and “change in control” referred to below are defined in the respective named executive officer’s agreement.

Dr. Buell. We are party to an employment agreement with Dr. Buell that provides for her entitlement to an annual base salary (which has subsequently been increased to the amount described above under “Base Salary”), subject to adjustment by the Board or our Compensation Committee, and an initial target annual bonus equal to 50% of her annual base salary, with the actual amount of such bonus to be determined by the Board or our Compensation Committee in accordance with the terms of the Company’s annual cash incentive program then in effect. In addition, Dr. Buell is bound by certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during her employment and for twelve (12) months after her termination of employment (excluding, with respect to the non-competition covenants, any termination of employment due to layoff or in the absence of reasonable grounds for termination as specified in the employment agreement), or, with respect to the non-solicitation covenants, for the greater of twelve (12) months after her termination of employment or the period during which Dr. Buell is receiving severance payments under the employment agreement.

Dr. van Dijk. Prior to his resignation in November 2024, one of our subsidiaries was party to an employment agreement with Dr. van Dijk that provided for his entitlement to an annual base salary (which was subsequently increased to the amount described above under “Base Salary”) and eligibility to earn an annual cash bonus, with a target of 35% of his annual base salary and a maximum payout of 200% of target, with the actual amount of such bonus based upon the achievement of applicable performance goals in the discretion of the Board. Dr. van Dijk’s employment agreement provided for an annual housing and travel budget of £18,000 and reimbursement for the cost of tax advice up to £2,500 per year. In addition, Dr. van Dijk is bound by restrictive covenants relating to confidentiality. In connection with his resignation, we entered into a consulting agreement with Dr. van Dijk, pursuant to which he will provide consulting services to the Company as a strategic consultant and member of our Scientific Advisory Board and, in respect of such service, receives payment for actual services rendered, not to exceed an aggregate of $20,000 over the six-month term of the agreement, and his outstanding equity awards continue to vest in accordance with their terms. Dr. van Dijk did not receive any severance payments or benefits in connection with his resignation.

We do not have any employment or services agreement with Ms. Klaskin, who is also a named executive officer of Agenus. A portion of Ms. Klaskin’s compensation from Agenus was allocated to us during 2024, as described above.

Severance Upon Termination of Employment; Change in Control

Dr. Buell. Under her employment agreement, if Dr. Buell’s employment is terminated by the Company without cause or she resigns due to a material reduction in her base salary outside of a change in control, Dr. Buell will be entitled to (i) continued base salary (existing at the time of her termination of employment) for twelve (12) months following the date of termination, (ii) a lump sum payment equal to the greater of her target cash incentive bonus or the annual cash incentive bonus paid to her for the year prior to the termination of employment, (iii) an amount equal to the full premium cost of her participation in the Company’s group medical and dental plans under COBRA for up to twelve (12) months, subject to her eligibility for, and timely election of, COBRA coverage, and (iv) a lump sum payment of $15,000 for outplacement services, plus an amount sufficient to cover any taxes payable in connection with such outplacement assistance benefit.

If Dr. Buell resigns not due to a material reduction in her base salary, she must provide 180 days’ notice to the Company. The Board may waive the notice period, or any portion thereof, and if the Board so elects, the Company will pay Dr. Buell her base salary for the notice period (or for any remaining portion of the period so waived).

Upon a change in control of the Company, 50% of any stock options or restricted stock awards held by Dr. Buell that are outstanding and unvested as of the date of the change in control will vest. If Dr. Buell’s employment is terminated without cause or Dr. Buell resigns for good reason or due to a material reduction in her base salary, in each case within eighteen (18) months following a change in control, Dr. Buell will be entitled to (i) a lump sum payment in an amount equal to (x) eighteen (18) months of her base salary (existing at the time of her termination of employment), plus (y) 150% of the greater of her target cash incentive bonus or the annual cash incentive bonus paid to her for the year prior to the termination of employment, (ii) an amount equal to the full premium cost of her participation in the Company’s group medical and dental plans under COBRA for up to eighteen (18) months, subject to her eligibility for, and timely election of, COBRA coverage, (iii) a lump sum payment of $15,000 for outplacement services, plus an amount sufficient to cover any taxes payable in connection with such outplacement assistance benefit, and (iv) full accelerated vesting of any stock options and restricted stock awards held by Dr. Buell on the date of termination, with stock options remaining exercisable for ninety (90) days following her termination of employment.

Dr. van Dijk. Prior to his resignation, Dr. van Dijk’s employment agreement provided that to terminate the employment agreement where no circumstance of gross misconduct exists, both we and Dr. van Dijk were equally required to give advance written notice of a specified time period of between one and three months, depending on the length of Dr. van Dijk’s employment at the time of termination. We may have waived the notice period, or any portion thereof, in which case we would have paid Dr. van Dijk his base salary for the notice period (or for any remaining portion of the period so waived). Dr. van Dijk did not receive any severance payments or benefits in connection with his resignation.

We do not provide any severance or change in control related benefits to Ms. Klaskin.

Change of Control Policy. On June 8, 2022, the Board approved our Executive Change of Control Plan and form of Participation Agreement (together, the “CIC Plan”) pursuant to which certain of our employees at the level of vice president or above are eligible to participate, including Dr. Buell. The terms “cause,” “good reason,” and “change of control” referred to below are defined in the CIC Policy.

Under the terms of the CIC Plan, if a change of control occurs and the executive is employed by the Company on the date of such change of control, then 50% of any stock options, restricted stock units or shares of restricted stock of the Company previously granted or issued to the executive that are outstanding and unvested as of the date of the change of control and for which vesting is solely based on the passage of time shall become vested, exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture.

The CIC Plan provides for certain payments and benefits upon termination of employment following a change of control. Under the terms of the CIC Plan, if a change of control occurs and the Company terminates the applicable executive’s employment other than for cause or the executive terminates his or her employment for good reason within eighteen (18) months following a change of control, the executive will be entitled to the following:

•
a lump sum payment equal to the sum of: (a) the executive’s base salary in effect on the date of termination (or, if greater, as in effect prior to any reduction to such base salary following the change of control), plus an amount equal to the higher of (A) the executive’s target incentive bonus for the year in which the executive’s employment terminates (or, if greater, as in effect prior to any reduction to such target incentive bonus following the change of control), or (B) the actual incentive bonus paid to the executive, if any, under the Company’s incentive plan for the last full fiscal year preceding the year in which the executive’s employment terminates;
•
if the executive timely elects COBRA continuation coverage, the Company shall also pay the employer portion of the group medical and dental premium payments as in effect on the date of the termination of employment for the executive and his or her qualified dependents until the earlier of (i) the end of the twelve (12)-month period following the date of termination of employment, or (ii) the date on which the executive ceases to be eligible for COBRA continuation coverage for any reason or such coverage otherwise terminates; and
•
(I) any outstanding unvested options granted or issued to the executive as of the date of the change of control shall become vested and shall be exercisable for ninety (90) days following termination of the executive’s employment (but not following the original term of such options), (II) any shares of unvested restricted stock of the Company or unvested restricted stock units granted or issued to the executive as of the date of the change of control shall become vested and no longer subject to forfeiture (in the case of restricted stock), in the case of (I) and (II), assuming that any performance vesting conditions associated with a grant of options, restricted stock or restricted stock units are satisfied, and (III) the Company will provide the executive with an outplacement benefit in the form of a lump-sum payment of $10,000 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and other taxes with respect to such additional payment, to make the executive whole for all taxes (including withholding taxes) on such outplacement assistance benefit.

The CIC Plan contains certain restrictive covenant obligations, including covenants not to compete or solicit certain of our service providers, customers, and suppliers during the executive’s employment and for the greater of twelve (12) months after the executive’s termination of employment or the period during which the executive is receiving severance payments under the CIC Plan.

The CIC Plan provides for a Section 280G “better of provision” such that payments or benefits that each executive receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after tax payment amount for such executive than if he or she had been paid the full amount of such payments or benefits, with such amount subject to the excise tax.

Equity Compensation

Drs. Buell and van Dijk each hold options to purchase shares of our common stock, and Dr. Buell holds RSUs in respect of our common stock, in each case, granted under our 2018 Equity Incentive Plan (our “2018 Plan”) or under our 2021 Equity Incentive Plan (the “2021 Plan”). Each of Dr. Buell and Ms. Klaskin participated in the Agenus equity plans in 2024, but such participation was solely related to the services the named executive officer provided to that entity and awards under those plans are not disclosed or otherwise discussed in this proxy statement.

Each of Drs. Buell and van Dijk received Company equity awards under the 2021 Plan during fiscal year 2024, as follows:

On January 16, 2024, Dr. Buell was granted an option to purchase 50,000 shares of our common stock. This option is subject to time-based vesting and vested as to one-third (1/3) of the underlying shares on January 16, 2025 and vests as to the remaining two-thirds (2/3) of the underlying shares in eight equal quarterly installments thereafter, generally subject to Dr. Buell’s continued employment with us or our affiliates through the applicable vesting date. On January 16, 2024, Dr. Buell was also granted an option to purchase 66,091 shares of our common stock in respect of her 2023 annual bonus, which was delivered in the form of time-based options in lieu of cash. This option vested as to 50% of the underlying shares on June 27, 2024 and as to 50% of the underlying shares on September 27, 2024.

On January 16, 2024, Dr. van Dijk was granted an option to purchase 1,500 shares of our common stock. This option is subject to time-based vesting and vested as to one-third (1/3) of the underlying shares on January 16, 2025 and vests as to the remaining two-thirds (2/3) of the underlying shares in eight equal quarterly installments thereafter, generally subject to Dr. van Dijk's continued service to us or our affiliates through the applicable vesting date. On January 16, 2024, Dr. van Dijk was also granted an option to purchase 17,107 shares of our common stock in respect of his 2023 annual bonus, which was delivered in the form of time-based options in lieu of cash. This option vested as to 50% of the underlying shares on June 27, 2024 and as to 50% of the underlying shares on September 27, 2024.

Ms. Klaskin did not receive any Company equity awards during fiscal year 2024.

Policies and Practices Related to the Timing of Equity Grants

We generally grant annual equity-based awards to our executive officers in January of each year, although the exact timing may change from year to year. The Compensation Committee or our Board may also grant equity awards, including stock options, at different times of the year to new hires and in connection with promotions, changes in employment and for other purposes, such as retention. Neither the Compensation Committee nor our Board grants stock options in anticipation of the release of material non-public information and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form) that disclosed any material non-public information.

Employee and Retirement Benefits

During 2024, our U.S.-based named executive officers participated in broad-based health and welfare benefit plans offered by Agenus that are also available to all of our full-time employees in the United States, including health, life, disability, vision and dental insurance plans, and participated in these plans on the same basis as other eligible employees. In addition, during fiscal year 2024, our U.S.-based named executive officers participated in the Agenus 401(k) retirement plan (the “401(k) plan”). The 401(k) plan is intended to be a tax-qualified defined contribution retirement plan under which eligible employees may defer their eligible compensation, subject to the limits imposed by the Internal Revenue Code. Dr. van Dijk was eligible to participate in a defined contribution pension plan maintained for eligible employees in the U.K. (the “pension plan”), and for benefits under medical, health and life assurance schemes that we may maintain from time to time for our eligible employees in the U.K. Other than the 401(k) plan and the pension plan, our employees, including our named executive officers, do not participate in any qualified or non-qualified retirement or deferred compensation benefits, and we do not maintain any supplemental health and welfare plans for our named executive officers.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table shows outstanding Company equity awards held by the named executive officers as of December 31, 2024. Ms. Klaskin did not hold any Company equity awards as of December 31, 2024.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Jennifer S. Buell, Ph.D.	01/30/2020	34,787	—		—		0.04	01/30/2030	—		—
	02/11/2021	55,660	—		—		30.30	02/11/2031	—		—
	01/21/2022	—	67,980	(3)	—		31.20	01/21/2032	—		—
	01/21/2022	—	—		67,980	(4)	31.20	01/21/2032	—		—
	01/09/2023	29,062	20,938	(5)	—		23.20	01/09/2033	—		—
	10/11/2023	—	—		—		—	—	69,575	(6)	484,938
	01/16/2024	66,091	—		—		8.70	01/16/2034	—		—
	01/16/2024	—	50,000	(7)	—		8.70	01/16/2034	—		—
Marc van Dijk, Ph.D.	11/08/2018	8,349	—		—		0.14	11/08/2028	—		—
	11/19/2018	2,087	—		—		0.14	11/19/2028	—		—
	11/19/2018	2,087	—		—		0.14	11/19/2028	—		—
	01/30/2020	5,566	—		—		0.04	01/30/2030	—		—
	02/11/2021	5,566	—		—		30.30	02/11/2031	—		—
	01/21/2022	—	6,250	(3)	—		31.20	01/21/2032	—		—
	01/21/2022	—	—		6,250	(4)	31.20	01/21/2032	—		—
	01/09/2023	875	625	(5)	—		23.20	01/09/2033	—		—
	01/16/2024	17,107	—		—		8.70	01/16/2034	—		—
	01/16/2024	—	1,500	(7)	—		8.70	01/16/2034	—		—

(1)
The option exercise prices of outstanding option awards were adjusted to reflect the one-for-ten reverse split of common stock effected on January 28, 2025.
(2)
Stock awards were valued based on the closing price of a share of our common stock as of December 31, 2024, which was $6.97.
(3)
Represents an option to purchase shares of our common stock, which vested as to 35% of the underlying shares on January 21, 2025, and vests as to the remaining 65% of the underlying shares on January 21, 2026, generally subject to continued employment or service.
(4)
Represents an option to purchase shares of our common stock, which vests depending on the Company's achievement of certain milestones related to equity financing and clinical development prior to December 31, 2025, generally subject to continued employment or service. The award fully vests upon a change of control prior to December 31, 2025.
(5)
Represents an option to purchase shares of our common stock, which vested as to one-third (1/3) of the underlying shares on January 9, 2024, and with respect to the reminder, vests in eight equal quarterly installments thereafter, in each case, generally subject to continued employment or service.
(6)
Represents an RSU award that vests as to one-third (1/3) of the RSUs on each of the third, fourth, and fifth anniversaries of the grant date, in each case, generally subject to continued employment.
(7)
Represents an option to purchase shares of our common stock, which vested as to one-third (1/3) of the underlying shares on January 16, 2025 and vests as to the remaining two-thirds (2/3) of the underlying shares in eight equal quarterly installments thereafter, generally subject to continued employment or service.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	975,648	$17.70	563,165	(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	975,648		563,165

(1) Includes shares subject to awards under our 2018 Plan and the 2021 Plan.

(2) Includes shares that may be issued under the 2021 Plan and our 2021 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors for services to us for the fiscal year ended December 31, 2024. Any compensation Dr. Buell received for 2024 in respect of her services provided to us as our President and Chief Executive Officer is described in the “Summary Compensation Table” above. Dr. Buell did not receive any additional compensation for her service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Brian Corvese	71,500	—	71,500
Ulf Wiinberg	60,000	—	60,000
Garo Armen, Ph.D.	—	—	—
Peter Behner	61,500	—	61,500
Robert Kadlec(3)	9,000	24,160	33,160
Barbara Ryan	71,000	—	71,000

(1)
Includes fees earned in fiscal year 2024 and paid in cash or RSUs that vest one month from the grant date.
(2)
The amount shown reflects the grant date fair value of an option to purchase our common stock computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2024. As of December 31, 2024, our non-employee directors held the following aggregate number of shares subject to stock option awards and unvested RSUs:

Name	Stock Options	RSUs
Brian Corvese	43,817	2,440
Ulf Wiinberg	19,746	2,047
Garo Armen, Ph.D.	178,619	—
Robert Kadlec	4,174	1,228
Peter Behner	7,923	2,098
Barbara Ryan	10,423	2,422

(3) Dr. Kadlec joined the Board effective October 30, 2024.

In respect of their service on the Board in fiscal year 2024, each of our non-employee directors, other than Dr. Armen, was entitled to receive a $50,000 cash retainer and each member of a committee was entitled to receive the following cash fee, prorated for partial years of service:

Additional annual cash retainer for Audit Committee Chair	$15,000
Additional annual cash retainer for Audit Committee member	$7,500
Additional annual cash retainer for Compensation Committee Chair	$10,000
Additional annual cash retainer for Compensation Committee member	$6,000
Additional annual cash retainer for Corporate Governance and Nominating Committee Chair	$7,500
Additional annual cash retainer for Corporate Governance and Nominating Committee member	$4,000

On October 30, 2024, Dr. Kadlec was granted an option to purchase 4,174 shares of our common stock, which vests as to one-third (1/3) of the underlying shares on each of October 30, 2025, October 30, 2026, and October 30, 2027, generally subject to Dr. Kadlec’s continued service through the applicable vesting date.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 24, 2025, MiNK had 3,966,392 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of MiNK common stock, as of April 24, 2025, by:

•
each of our directors,
•
each of our named executive officers, and
•
all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 24, 2025, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 24, 2025 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors. All shares that a person has a right to acquire within 60 days of April 24, 2025 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o MiNK Therapeutics Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

Name of Beneficial Owner	Number of Issued Shares	Number of Shares Issuable	Total	Percent of Class
Garo H. Armen, Ph.D.	172,800	178,619	351,419	8.5%
Jennifer S. Buell, Ph.D.	23,614	255,642	279,256	6.6%
Brian Corvese	40,184	48,290	88,474	2.2%
Ulf Wiinberg	40,197	23,386	63,583	1.6%
Robert Kadlec	—	2,764	2,764	*
Peter Behner	11,262	11,870	23,132	*
Barbara Ryan	13,015	14,864	27,879	*
Christine Klaskin	5,789	—	5,789	*
Marc van Dijk	4,638	44,673	49,311	1.2%
All current directors and executive officers as a group (9 persons)			891,607

* Less than one percent

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 24, 2025 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of Beneficial Owner	Title of Class	Number of Shares		Percent of Class
Agenus Inc.	Common	2,177,286	(1)	54.9%
GKCC, LLC	Common	464,000	(2)	11.7%

(1)
Based on Form 4 filed by Agenus Inc. with the SEC on October 16, 2023. Agenus Inc. The principal business address of the beneficial owner is 3 Forbes Road, Lexington, Massachusetts 02421.
(2)
Based on Schedule 13G filed by GKCC with the SEC on May 22, 2024. The principal business address of the beneficial owner is 501 Silverside Road, Suite 87AVA, Wilmington, DE 19809.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2024 fiscal year, all Section 16(a) filing requirements were timely filed other than the reports of ownership and changes in ownership filed related to Dr. Kadlec's Board appointment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

Garo H. Armen, Ph.D. (Chairman of the Board), Brian Corvese (Director), and Christine Klaskin (Treasurer) are all officers and/or directors of Agenus. Jennifer S. Buell, Ph.D., is a director and officer of Agenus in the role of Chairman of the Agenus Executive Counsel. These individuals, as well as Marc van Dijk, Ph.D. (former Chief Scientific Officer of MiNK), own Agenus equity and Agenus equity awards. Their relationship with Agenus and/or the ownership of any Agenus equity or equity awards creates, or may create the appearance of, conflicts of interest when we ask these individuals to make decisions that could have different implications for Agenus than the decisions have for us. Under these provisions, neither Agenus or its other affiliates, nor any of their officers, directors, agents or stockholders, will have any obligation to present to us certain corporate opportunities. For example, a director of our company who also serves as a director, officer or employee of Agenus or any of its other affiliates may present to Agenus certain acquisitions, in-licenses, potential development programs or other opportunities that may be complementary to our business and, as a result, such opportunities may not be available to us. To the extent attractive corporate opportunities are allocated to Agenus or its other affiliates instead of to us, we may not be able to benefit from these opportunities. Additionally, conflicts of interest and certain other disputes may arise between us and Agenus, and we may not be able to resolve favorably such disputes with respect to our past and ongoing relationships. Our Board has put in place an Affiliate Transactions Committee designed to address certain conflicts of interest between MiNK and Agenus.

In January 2023, Dr. Buell became an employee of Agenus in the role of Chairman of the Executive Counsel and in June 2024, Dr. Buell became an officer of Agenus. As an employee of Agenus, Dr. Buell is paid $150,000 annually and was granted an option on January 9, 2023 to acquire 37,500 shares of Agenus common stock that vests over a period of four years. In November 2024, Dr. Buell was granted an option to acquire 300,000 shares of Agenus common stock that vests after one year. Dr. Buell receives no additional compensation as an Agenus board member.

Related Party Transactions

Agenus Inc.

Until the completion of our IPO, we relied on Agenus for all of our working capital requirements. Additionally, certain of our operations were fully integrated with Agenus, including, but not limited to, corporate functions such as finance, human resources, information technology and legal functions.

In September 2021, we entered into a new Intellectual Property Assignment and License Agreement with Agenus (the “New Assignment and License Agreement”), upon which the prior intercompany agreement between us and Agenus was terminated. Pursuant to the New Assignment and License Agreement, Agenus assigned to us certain patent rights and know-how related to its invariant natural killer T (“iNKT”) cell product candidates and other patents and know-how related to its business. In addition to the patent rights assigned to us by Agenus, we also received an exclusive, royalty-free, sublicensable license to research, develop, manufacture and commercialize certain licensed technology in the field. The New Assignment and License Agreement further provides for us to grant Agenus a field-limited, non-exclusive, royalty-free license under the assigned patent rights, subject to our discretion and provided such access would not reasonably result in a disruption of our planned activities. Agenus has also agreed to provide us with Agenus’ biological material upon written request in order for us to use such material in its development activities of a combination therapy. Agenus may withhold the transfer of biological material, including, but not limited to, checkpoint modulating antibodies, for various reasons, including if such transfer would reasonably result in a disruption of planned Agenus activities. For any materials Agenus does share with us, the parties have agreed to enter into a separate agreement governing the transfer and providing for joint ownership of the data. Agenus has agreed that during the full term of the New Assignment and License Agreement, and for three years thereafter, it will not develop, manufacture or commercialize an iNKT cell therapy, directly or indirectly by transferring such technology. We have the sole responsibility to develop, manufacture and commercialize products under this New Assignment and License Agreement. We may terminate the New Assignment and License Agreement without cause upon 90 days’ prior written notice to Agenus. Either party may terminate if they believe there has been a material breach which has not been cured within 90 days (or 45 days for breach of payment obligations) of receiving such notice.

Effective retroactively to April 1, 2022, we entered into an Amended and Restated Intercompany Services Agreement (the “New Intercompany Agreement”) with Agenus. Under the New Intercompany Agreement, Agenus provides us with certain general and administrative support, including, without limitation, financial, facilities management, human resources and information technology administrative support (the “Agenus Services”), and MiNK and Agenus provide each other with certain research and development services (the “R&D Services”) and other support services, including legal and regulatory support (the “Shared Services”). We are required to pay 10% of Agenus’ costs related to the Agenus Services, and the costs of R&D Services are based upon pass-through costs related to such services plus an allocation of the costs of the employees performing the services. No payment will be due from either party for the Shared Services, provided that the services provided by each party are proportional in scope and volume. We are also entitled to use Agenus’ business offices and laboratory space and equipment in exchange for MiNK contributing a proportionate payment for the use of such facilities and equipment, and MiNK will be covered by certain Agenus insurance policies, subject to certain conditions, including MiNK paying the cost of such coverage. Either party may terminate the New Intercompany Agreement upon 60 days’ prior written notice and individual services upon 30 days’ prior written notice. Pursuant to the terms of the Intercompany General & Administrative Services Agreement and the New Intercompany Agreement, MiNK incurred expenses of $1.1 million and $1.0 million for the years ended December 31, 2024 and 2023, respectively.

On February 12, 2024, we entered into a Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) pursuant to which we issued to Agenus a convertible promissory note in the principal amount of up to $5.0 million (the “Note”). We may draw down on the principal amount of the Note from time to time with Agenus’s consent in any increment, either in the form of advancements or payments made by Agenus on the Company’s behalf. The Note carries an annual rate of interest rate of 2% (the “Interest Rate”) that accrues from the date funds are paid or advanced by Agenus to us. Interest shall accrue and not be payable until converted or paid in connection with the repayment in full of the principal amount of the Note. The Note provides that we will pay Agenus on demand the principal amount outstanding, together with any unpaid interest, on or after January 1, 2026. In the event of a qualified financing event, as described in the Note, at Agenus’s election, we must pay the principal amount outstanding and any unpaid interest, either in full or in the form of equity securities. In March 2024 we received $5.0 million from Agenus and the Note was fully drawn. As of the date hereof, there is an outstanding balance of $5.0 million under the Note. We have not made any principal or interest payments under the Note.

Atlant Clinical Ltd.

Effective April 12, 2022, the Company entered into a Master Services Agreement with Atlant Clinical Ltd. (“Atlant”), a subsidiary of Agenus, to provide clinical trial support services to the Company, including an eTMF platform, medical monitoring and data manager services. The Company’s Audit and Finance Committee approved the engagement under its related-party transactions policy for up to $250,000 in services. As of December 31, 2024, the Company had entered into work orders with Atlant totaling approximately $193,000, plus out of pocket expenses which are to pass through to Company at cost.

Wolf, Greenfield & Sachs, P.C.

The Company's CEO's spouse is a partner in the law firm of Wolf, Greenfield & Sachs, P.C. (“Wolf Greenfield”), which provided legal services to the Company in 2024 and 2023 and continues to do so. In the years ended December 31, 2024 and 2023, the Company incurred Wolf Greenfield fees totaling approximately $168,000 and $225,000, respectively. The Company's CEO’s spouse does not receive direct compensation from the fees paid to Wolf Greenfield by the Company and the fees paid by the Company to

Wolf Greenfield in both years was an insignificant amount of Wolf Greenfield’s annual revenues. The Company’s Audit and Finance Committee approved these services under its related-party transactions policy.

Related Party Transaction Policies and Procedures

The Audit Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter. A copy of the Audit Committee Charter is posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, MiNK.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify management for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement.

PROPOSAL 2—TO APPROVE The OPTION EXCHANGE Proposal

We are seeking stockholder approval of the one-time exchange of options to purchase shares of the Company’s common stock issued under the 2021 Plan and our 2018 Plan that are held by our executive officers, other employees, consultants, and non-employee directors of the Company for new options to purchase shares of the Company’s common stock (the “Option Exchange” and such proposal, the “Option Exchange Proposal”). Based on the recommendation of our Compensation Committee, the Board authorized the Option Exchange, pursuant to which eligible options to purchase shares of common stock held by our executive officers, other employees, consultants and non-employee directors will be cancelled in exchange for an equal number of new options to purchase shares of common stock with an exercise price equal to the fair market value (within the meaning of the 2021 Plan, generally defined as the closing price of a share of our common stock on the date of grant) of our common stock at the time of the Option Exchange and a term of the option that extends ten years from the date of grant. An eligible stock option generally includes any outstanding stock option that has an exercise price equal to or greater than $8.50 per share and greater than the closing price of our common stock on the date of the Option Exchange, that vests based on continued service with us or based on the achievement of performance milestones and that was granted under the 2021 Plan or our 2018 Plan (each, an “Eligible Option” and collectively, the “Eligible Options”). Numbers reported in this Proposal 2 give effect to the 1-for-10 reverse stock split effected on January 28, 2025.

As of April 24, 2025, we had outstanding stock options held by eligible employees (including executive officers), consultants, and non-employee directors to purchase 867,341 shares of common stock with a weighted average exercise price of $17.78 per share. Of these stock options held by eligible employees (including executive officers), consultants, and non-employee directors, there were options to purchase 667,059 shares of common stock with an exercise price equal to or greater than $8.50 per share that would be considered Eligible Options for purposes of the Option Exchange.

Stockholders should be aware that our executive officers and directors may be considered to have an interest in the approval of the Option Exchange because they are eligible to participate in the Option Exchange. Nonetheless, the Board believes the Option Exchange is in the best interests of stockholders and the Company in order to provide meaningful and appropriate incentive to motivate and retain our talented team members.

Reasons for Seeking Stockholder Approval

We are asking our stockholders to approve the Option Exchange to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives and align our employee and stockholder interests to promote long-term value creation. We compete for talent in an extremely competitive industry, often with larger pharmaceutical companies with greater resources. We believe that our ability to effectively compensate with equity awards is essential to our efforts to attract and retain top talent. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and restoring equity value is necessary for us to retain our employees and other service providers and continue competing for top talent. Underwater stock option awards are of limited benefit in motivating and retaining our key talent and aligning their interests with those of our stockholders. Through the Option Exchange, we believe that we will be able to enhance long-term stockholder value by increasing our ability to retain experienced and talented employees, consultants, executives, and non-employee directors and by aligning the interests of these individuals more fully with the interests of our stockholders.

Our equity program primarily consists of time-based stock options, performance-based stock options, and time-based restricted stock units. In addition, in 2024 we used stock options as a way to further tie the interests of our executive officers and other key employees with those of our stockholders through the payment of their 2023 annual incentive bonuses in the form of time-based options in lieu of cash. Although the Company has not yet paid annual incentive bonus amounts for 2024, if we do pay such amounts we may pay all or a potion of such amounts in the form of equity awards consistent with our practice in prior years. Option grants can serve as a powerful retentive tool based on stock price appreciation. In the last several years we have experienced a significant decline in our stock price causing the vast majority of our outstanding options to have exercise prices that exceed the recent trading prices of our common stock. As of April 24, 2025, 77% of outstanding stock options held by Eligible Holders were underwater and 77% have an exercise price of $8.50 per share or higher. The significant decline in the price of our common stock has a meaningful impact on the total compensation actually earned by our employees, consultants, and non-employee directors. This impact on total compensation negatively affects our ability to retain and motivate our employees and consultants, whom we rely on to achieve our business plans and strategic objectives. Similarly, this impact on compensation negatively impacts our ability to retain and appropriately compensate our non-employee directors.

We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders and (iii) preserves our cash resources. It has been our practice to grant equity awards to substantially all of our full-time employees upon hire and on an annual basis. In 2024, our Board also determined to pay our employees, including our executive officers, their annual incentive bonuses for 2023 in the form of time-based options. Certain of our non-employee directors also take a portion of their fees in restricted stock units. The significant decline in the price of our common stock has a meaningful negative impact on the total compensation earned by our key talent, which we believe to be a considerable challenge to our talent retention. The labor market in the pharmaceutical industry is highly competitive and our competitors could offer equity incentives that are more attractive, which will impact our ability to retain talent. An effective and competitive equity incentive program is critical to retaining these employees and consultants and is thus critical to our success.

Under applicable accounting rules, we will recognize a total of approximately $11 million in non-cash compensation expense related to these Eligible Options, $8.7 million of which was previously expensed as of December 31, 2024 and $2.3 million of which we continue to be obligated to expense, even if these stock options are never exercised because they remain underwater (excluding performance-based stock options with performance vesting conditions deemed not probable of achievement as of December 31, 2024). We believe the Option Exchange will allow us to recapture retentive and incentive value from the compensation expense that we record in our financial statements with respect to Eligible Options that are exchanged.

Our Compensation Committee evaluated several alternatives for remaining competitive within our industry and identified a stock option exchange program as one such potential alternative. As part of this evaluation, our Compensation Committee identified the likely participants in an exchange program and analyzed the value of the equity awards to be exchanged, the general parameters of an exchange program, and the potential impact of an exchange program on our current hiring and retention goals. Our Compensation Committee determined that the Option Exchange was the most attractive alternative for the reasons set forth below.

•
The Option Exchange Helps to Restore Retention and Motivation Incentives. The stock options issued in the Option Exchange will replace underwater stock options. Once vested, these replacement stock options may be settled for shares of common stock under the 2021 Plan. This could provide an economic benefit to participants, unlike the Eligible Options, which are substantially underwater and not currently able to provide an economic benefit to participants, even if they are vested.
•
The Option Exchange Will Allow us to Obtain Value for Previous Compensation Expense. Our underwater stock options have exercise prices that are equal to the fair market value of our common stock at the time of grant. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these options prior to vesting, even if they are never exercised. We believe that it is an inefficient use of corporate resources to recognize compensation expense on awards that are not valued by our employees. Replacing underwater options that result in compensation accounting expense but have little or no retention or incentive value with new stock options that will provide both enhanced retention and incentive value is a more efficient and effective compensation strategy.

Alternatives Considered

Our Compensation Committee considered alternatives to the Option Exchange, including issuing new equity awards to employees, exchanging underwater options for full value awards (such as restricted stock units), or increasing cash compensation. Our Compensation Committee determined that the Option Exchange serves to best align executive and employee interests with stockholders’ interests and provides appropriate performance and retention incentive with a less significant cost to the Company and to stockholders compared to the other alternatives.

Structure of the Option Exchange

We anticipate that the Option Exchange will take place on the date this Proposal 2 is approved by our stockholders (the “Exchange Date”).

Eligible Holders

Our employees, including our executive officers, consultants, and non-employee directors, who as of the Exchange Date are employees, consultants, or non-employee directors of the Company and hold outstanding Eligible Options, as described herein, comprising the “Eligible Holders” will automatically participate in the Option Exchange, without any action required on their part. Participants in the Option Exchange must continue in their employment with, or service to, us (as applicable) through the date on which the surrendered options are cancelled and replacement stock options are granted. Any individual whose employment or service with us (as applicable) terminates for any reason before the date the new stock options are granted, including a termination due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her Eligible Options subject to their existing terms and will not be eligible to receive new stock options in the Option Exchange.

Eligible Options

As of April 24, 2025, Eligible Holders held outstanding options to purchase 867,341 shares of common stock with a weighted average exercise price of $17.78 per share, of which 77% were underwater, meaning the exercise price of the option exceeded $7.50 (the closing price of a share of our common stock on April 24, 2025). Of the stock options held by Eligible Holders, outstanding options to purchase 667,059 shares of common stock had an exercise price equal to or greater than $8.50 per share and otherwise met the criteria to be considered Eligible Options for purposes of the Option Exchange. The weighted-average exercise price and weighted average remaining life of the Eligible Options is $22.97 and 1.1 years, respectively. No Eligible Options were issued after January 16, 2024 and all Eligible Options were issued at least 15 months prior to April 24, 2025.

The following chart illustrates the breakdown of Eligible Options by their exercise price, as of April 24, 2025.

28.9%
26.1%
1.2%
8.2%
3.0%
0.1%
0.2%
1.8%
0.1%
30.5%
$30.30
$31.20
$28.90
$23.20
$23.60
$22.80
$16.20
$22.70
$17.30
$8.70

The following chart illustrates the breakdown of Eligible Options by the year in which they were granted, as of April 24, 2025.

The following table sets forth the number of Eligible Options held by our named executive officers, our other executive officers as a group, our non-executive directors, our other employees as a group, and our other consultants as a group. No employees, other than Dr. Buell, hold more than 5% of the total Eligible Options.

Eligible Stock Options
Name	Unvested Eligible Options	Vested Eligible Options	Total
Jennifer S. Buell, Ph.D.	154,036	203,660	357,696
Marc van Dijk, Ph.D.	11,561	21,033	32,594
Christine M. Klaskin	—	—	—
Other executive officers as a group	—	—	—
Non-executive directors as a group	—	147,833	147,833
Other employees as a group	24,117	88,130	112,247
Other consultants as a group	—	16,689	16,689
TOTAL	189,714	477,345	667,059

Exchange Ratio

The Option Exchange is a one-for-one exchange. Thus, each Eligible Option will be replaced by a new option covering the same number of shares, but with a new exercise price and ten-year term. The overall number of stock options outstanding will remain the same. Each of the new stock options will have an exercise price equal to the closing price of a share of our common stock on the date on which it is granted, which is expected to be the date of the 2025 Annual Meeting.

Vesting Schedules for New Options

New stock option awards will be subject to the same vesting schedule as the corresponding Eligible Option. New stock options issued in the Option Exchange in exchange for currently exercisable options will be vested and exercisable and new stock options issued in the Option Exchange in exchange for unvested time-based options will vest on the same vesting schedule as the corresponding Eligible Option, generally subject to the participant’s continued employment or service with us through the applicable vesting date. New stock options issued in the Option Exchange in exchange for unvested performance-based options will vest in accordance with the original terms of the Eligible Option, generally subject to the participant’s continued employment or service with us through the applicable vesting date.

Term for New Options

The new stock options will expire ten (10) years following the date on which the new options are granted.

Impact of Option Exchange on Surrendered Options

Under the terms of the Option Exchange, there will be no increase to the aggregate number of shares that may be granted pursuant to the 2021 Plan or our 2018 Plan as a result of the Option Exchange.

Option Exchange Process

Overview of the Option Exchange Process

On the date this Proposal 2 is approved by our stockholders, Eligible Options will be cancelled and new stock options will be granted by our Compensation Committee, with each such new stock option having an exercise price equal to the closing price of a share of our common stock on the date on which it is granted, the same vesting terms as the corresponding Eligible Option, and a term of ten (10) years from the date on which it is granted.

The 2021 Plan will govern all terms or conditions of new stock options not specifically addressed by the Option Exchange described in this proxy statement. Additionally, it is anticipated that new options will be incentive stock options (that is, they will qualify for the tax-favored treatment) to the maximum extent allowable under Section 422 of the Internal Revenue Code and available for grant under the 2021 Plan.

Impact of Option Exchange on Number of Options Issued

The Board has approved a 1-to-1 exchange ratio under the Option Exchange, such that the same number of stock options will remain outstanding immediately before and after the Option Exchange.

Accounting Impact

The incremental compensation cost associated with the Option Exchange will be measured as the excess, if any, of the fair value of each award of new stock option granted to participants in the Option Exchange, measured as of the date the new stock options are granted, over the fair value of the stock options surrendered in exchange for the new stock options, measured immediately prior to the cancellation. This incremental compensation cost will be recognized ratably over the vesting period of the new stock options (if any).

Material U.S. Federal Income Tax Consequences of the Option Exchange

The cancellation and grant of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the new stock options will have an exercise price equal to or greater than the fair market value of our common stock on the grant date. Neither the Company, nor participants in the Option Exchange, should recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. To the extent permissible and available for grant under the 2021 Plan, new stock options granted under the Option Exchange will be incentive stock options for U.S. federal income tax purposes to the maximum extent permitted under the Internal Revenue Code. Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.

Financial Statements

Our consolidated financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025.

Interests of Certain Persons

In considering the recommendation of the Board that our stockholders approve the Option Exchange Proposal, stockholders should be aware that our executive officers and non-employee directors have direct interests in the adoption of this proposal, which may present them with conflicts of interest in connection with the recommendation and approval of this proposal. As discussed above, current employees (including our named executive officers), consultants, and non-employee directors will be eligible to participate in the Option Exchange to the extent they hold Eligible Options and continue to be our employees, consultants, or directors through the completion of the Option Exchange. Therefore, in recommending adoption of this proposal to our stockholders, the Board recognizes, and our stockholders should be aware, that approval of this proposal may benefit our executive officers and non-employee directors.

Vote Required

To approve Proposal 2, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 2. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the Annual Meeting, our Audit Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of MiNK and our stockholders.

The Audit Committee has approved all services provided to MiNK by KPMG LLP during 2024. Representatives of KPMG LLP are expected to be present at the 2025 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 2020.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Form 10-Q were $470,000 for 2024 and $425,500 for 2023. In addition, we paid KPMG LLP $49,000 and $32,500 in fees in 2024 and 2023, respectively, with respect to subsidiary audits.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance services were $74,313 in 2024 and $50,170 in 2023. Except as described herein, we paid no other fees to KPMG LLP for 2024 or 2023.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP audit fees for 2024 and 2023 shown above, were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 3, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 3. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board consists entirely of independent directors who are not officers or employees of MiNK. The Board has adopted a written charter for the Audit Committee, the current version of which is available on our website https://investor.minktherapeutics.com/corporate-governance/documents-and-charters. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2024, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and SEC, and (3) discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

By the Audit Committee,

Barbara Ryan, Chair
Peter Behner
Brian Corvese

ADDITIONAL INFORMATION

Stockholder Proposals for 2026 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2026 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the 1934 Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

Proposals to be brought before an annual meeting. Under our bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2026 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 18, 2025, if you wish to bring business before the 2026 Annual Meeting of Stockholders, you must give us written notice by December 30, 2025.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2026 Annual Meeting of Stockholders is given or made and the date of the 2026 Annual Meeting of Stockholders is not within 30 days before or after June 18, 2025, notice by the stockholder must be received by the Company 45 days prior to the date of the 2026 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2026 Annual Meeting of Stockholders is given or made and the date of the 2026 Annual Meeting of Stockholders is not within 30 days before or after June 18, 2025, notice by the stockholder must be received by the Company no later than 15 days after the date MiNK sends notice of the 2026 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2026 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees must also provide written notice to our Chairman of the Board or Corporate Secretary that sets forth all the information required by Rule 14a-19 of the 1934 Act.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at MiNK Therapeutics Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010, or telephone or e-mail Investor Relations at 212-994-8250 or investor@minktherapeutics.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

AN TO VIEW MATERIALS & VOTE VOTE BY INTERNET.www.proxyvote.com.scan the QR Barcode above use the internet to transmit your voting instructions and for electronic delivery of information vote by 11:50 P.M.ET on 04/01/2022 Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and so create an electronic voting instruction form. During the meeting- go to www.virtualshareholdermeeting.comINKT2022you may attend the meeting via the internet and vote during the meeting. have the information that is printed in the box marked by the arrow available and follow the instructions. Vote by phone- 1-800-690-6903 use any touch tone telephone to transmit your voting instructions. vote by 11:59 P.M. ET on 06/07/2022. have your proxy card in hand when you call and then follow the instructions. vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing c/o Broadridge, 51 Mercedes way, Edgewood, NY 11717. mink therapeutics, inc. 149 fifth avenue suite 500 new York, NY 10010 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 CONTROL # 0000000000000000 SHARES 123,456,789.012.12345 123,456,789,012.12345 123,456,789,012. 12345 123,456

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Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 17, 2025 for shares held directly and by 11:59 P.M. ET on June 15, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73781-P30914 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINK THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jennifer Buell
02) Ulf Wiinberg

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V73782-P30914

MINK THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 18, 2025 at 9:30 AM EDT
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of Mink Therapeutics, Inc. (the "Company") hereby appoint(s) Garo H. Armen, Ph.D. and Robert Foster, or either of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 18, 2025, via live webcast at www.virtualshareholdermeeting.com/INKT2025, and all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND MAIL THIS PROXY TODAY.

Continued and to be signed on reverse side

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